EXHIBIT 10.34




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                              EMPLOYMENT AGREEMENT

     AGREEMENT, dated as of May 27, 2015, between Synergy Resources Corporation, a Colorado corporation (the "Company"), and Lynn A. Peterson (the "Executive").

     WHEREAS, the Company desires to obtain the services of the Executive, and the Executive desires to accept such employment upon the terms and subject to the conditions contained herein.

     WHEREAS, the Company also desires that Executive be appointed to the Board of Directors of the Company, and Executive consents to serve as a Director of the Company.

     NOW, THEREFORE, in consideration of the foregoing, and for the mutual promises of the parties hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, and parties hereto agree as follows:

     Employment, Duties and Acceptance.

     Subject to the terms and conditions of this Agreement, the Company hereby employs the Executive for the Term (as hereinafter defined), as its President. The Executive will report to the Directors of the Company. Executive will devote 100% of his time to the business of the Company.

     The Executive hereby accepts such employment and agrees to render the services described above.

     The Company will maintain officers and directors liability insurance, specifying the Executive as a named insured, providing coverage for any single claim in an amount which will not be less than $5,000,000.

     1.4 The Company shall nominate Executive for election or appointment as a Director of the Board of Directors of the Company for the duration of Executive's employment with the Company.

     Term of Employment.

     The Term of this Agreement (the "Term") shall commence on the date hereof (the "Effective Date") and shall end on May 31, 2020, unless sooner terminated pursuant to Article 4 of this Agreement.

     Compensation.

     The Company agrees to pay the Executive a gross salary of $50,000.00 per month during the term of this Agreement.

     The Company agrees to pay to Executive a signing bonus in the amount of $250,000.00 ("Signing Bonus"), such Signing Bonus to be paid within 14 days of the Effective Date of this Agreement, subject to withholding of all taxes required by law.

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     The Company hereby awards to Executive a grant of 250,000 restricted shares of the Company's common stock (the "Restricted Stock Award") pursuant to the Company's incentive stock plan. The Restricted Stock Award shall vest as follows:

     (i)  50,000 shares shall fully vest of the date hereof; and

     (ii) 200,000 shares shall vest at a rate of 50,000 shares on each of the four following anniversaries of the date hereof. The award of shares to the Executive by the Company shall be subject to the Company's right to withhold and deduct from the share award all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling.

     The Company hereby awards to Executive a nonstatutory stock option to acquire an aggregate of 1,750,000 shares of the Company's common stock at the exercise price of $11.46 per share (the "Option Award"), pursuant to the Company's incentive stock option plan. The Option Award shall vest as follows:

     (i)  350,000 shall vest of the date hereof; and

     (ii) 350,000 shares shall vest on each of the four following anniversaries of the date hereof.

     The Option Award shall have a term of (10) years.

     The Executive will be entitled to participate in all benefit plans generally available to the Company's employees, including group health insurance and 401(k) plans.

     For the term of the agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company may require, the Company shall pay or reimburse the Executive for all reasonable business, business related, and other reasonable expenses incurred and/or paid by Executive during the Term in the performance of the Executive's services under this Agreement.

     The Company shall provide the Employee with a cellular telephone and the Company shall be responsible for the costs and expenses in connection with such telephone, including, but not limited to, monthly service charges and maintenance, usage charges and long distance, whether these be incurred for personal or Company business.

     In addition to the compensation set forth in this agreement, the Company may conduct periodic performance reviews and, subject to the oversight of the Compensation Committee of the Company's Board of Directors, may elect to grant either cash based or equity based performance awards to the Executive.

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     Termination.

     If the Executive should die during the Term, this Agreement shall terminate as of the date of the Executive's death, except that the Executive's legal representatives shall be entitled to receive all compensation otherwise payable to Executive through the last day of the month in which Executive's death occurs and unvested equity grants or stock options, if any, shall immediately vest. The Executive's legal representatives shall have the right to exercise outstanding options, if any, for the first to occur of a period of one year or the tenth anniversary of their grant.

     If, during the Term, the Executive shall become physically or mentally disabled, whether totally or partially, so that the Executive is unable substantially to perform his services hereunder for (i) a period of two consecutive months, or (ii) for shorter periods aggregating four months during any twelve-month period, the Company may, at any time after the last day of the second consecutive month of disability or the day on which the shorter periods of disability shall have equaled an aggregate of four months, by written notice to the Executive (but before the Executive has recovered from such disability), terminate this Agreement. Notwithstanding such disability, the Company shall continue to pay the Executive his full salary up to and including the date of such termination. Upon termination for disability, unvested equity grants and stock options, if any, shall immediately vest. The Executive shall have the right to exercise outstanding options, if any, for the first to occur of a period of one year or the tenth anniversary of their grant.

     In the event of (i) conviction of the Executive of any crime or offense involving the property of the Company, or any of its subsidiaries or affiliates, fraud or moral turpitude, and such crime or offense significantly harms the business operations of the Company, (ii) the refusal of Executive to follow the lawful directions of the Company's Board of Directors (the "Board") within a reasonable period after delivery to Executive of written notice of such directions, (iii) the Executive's gross negligence, and such gross negligence significantly harms the business operations of the Company (gross negligence does not include errors of judgment, mistakes, or discretionary decisions, but is conduct which shows a reckless or willful disregard for reasonable business practices), or (iv) a breach of this Agreement by Executive which Executive fails to cure within thirty days after notice from the Board, or fails to diligently pursue a cure if the breach is not able to reasonably be cured within 30 days (any such event, a "Cause Event"), then the Company may terminate Executive's employment hereunder by written notice to Executive in which event Executive shall be entitled to receive all compensation otherwise payable to Executive through the date of termination.

     If an arbitrator or an arbitration panel determines that the Company was not justified in terminating this Agreement pursuant to Section 4.2 or 4.3 the Company will be obligated to pay the Executive the compensation which the Executive would have received had this Agreement not been terminated.


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     In the event the Company shall terminate  Executive's  employment hereunder without the occurrence of a Cause Event and not due to death or disability, and not in connection with or within twelve (12) months following a Change of Control, the Company shall promptly, but in no event later than sixty (60) days, pay to Executive by certified check, wire transfer funds, or other form of payment reasonably acceptable to Executive, a lump sum amount to the sum of (i) two (2) times the Executive's annual salary at such compensation rate as is then in effect under the terms of this Agreement, and any extension or renewal thereof, plus (ii) Executive's most recent bonus. Such payment shall not be reduced by any charges, expenses, debts, set-offs or other deductions of any kind whatsoever except for required withholding taxes. All of Executive's unpaid or unvested equity grants and stock options shall be immediately vested.

     Constructive   Termination   shall  occur  if  the  Executive  resigns  his
employment within ninety (90) days of the occurrence of any of the following events: (i) a relocation (or demand for relocation) of Executive's place of employment to a location more than thirty-five (35) miles from Executive's current place of employment, (ii) the Board materially interferes with the performance of the Executive's duties, (iii) if a Change of Control event has occurred; (iv) the Company shall fail to nominate the Executive for nomination or appointment to the Board of Directors of the Company; (v) the Company's material breach of this Agreement or any other written agreement between Executive and the Company; provided the Company is given notice of said breach and provided an opportunity to cure such breach for 30 days from the date of such notice; (vi) the material diminution of the Executive's duties responsibilities, authority, offices or titles in effect as of the Effective Date; or (vii) a reduction of Executive's salary, or adverse modifications to the stock awarded to Executive under this Agreement, or to the Company's stock plan (or any other similar plan), or a material reduction in Executive's total compensation under this Agreement, except for any reductions equally applicable to all executive officers of the Company as approved by the Board.

     "Change of Control" shall mean a change in ownership or control of the Company as a result of any of the following transactions:

               a merger, consolidation or other business combination transaction of the Company with or into another corporation entity or person, whether or not approved by the Board of Directors of the Company, other than a transaction that would result in the holders of at least 50% of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted or into voting securities of the surviving entity or the parent of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or the parent of any such surviving entity) outstanding immediately after such transaction; or

               any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of

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          Rule 13d-3 of the 1934 Act) of securities  possessing  more than fifty percent (50%) of the total voting power of the Company's outstanding securities; or

               a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members, by reason of one or more contested elections for Board membership, are no longer comprised of individuals who (A) were Board members at the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of Board members described in clause (A).

     In the event a Constructive Termination event has occurred, other than in connection with or within twelve (12) months following a Change of Control, Executive may, in his sole discretion, provide Company with his written notice of resignation within ninety (90) days of the occurrence of any of the Constructive Termination events, to be effective not less than thirty (30) days after receipt by Company, whereupon Executive shall cease to be employed by the Company. Upon receipt of such notice of resignation, Company shall promptly, but in no event later than sixty (60) days after the effective date of the termination, pay to Executive by certified check, wire transfer funds, or other form of payment reasonably acceptable to Executive, a lump sum amount equal to the sum of (i) two (2) times the Executive's annual salary at such compensation rate as is then in effect under the terms of this Agreement, and any extension or renewal thereof, plus (ii) Executive's most recent bonus. Such payment shall not be reduced by any charges, expenses, debts, set-offs or other deductions of any kind whatsoever except for required withholding taxes. All of Executive's unpaid or unvested Restricted Stock Awards and Option Awards shall be immediately vested.

     In the event of a Change of Control, if the Company shall terminate Executive's employment hereunder without the occurrence of a Cause Event on or before the first anniversary of the Change of Control and not due to death or disability, then the Company shall promptly, but in no event later than sixty
(60) days, pay to Executive by certified check, wire transfer funds, or other form of payment reasonably acceptable to Executive, a lump sum amount equal to the sum of (i) three (3) times the Executive's annual salary at such compensation rate as is then in effect under the terms of this Agreement, and any extension or renewal thereof, plus (ii) Executive's most recent bonus. Such payment shall not be reduced by any charges, expenses, debts, set-offs or other deductions of any kind whatsoever except for required withholding taxes. All of Executive's unpaid or unvested equity grants and stock options shall immediately vest in such event.

     4.7 Except as otherwise provided in Section 4.6 hereof, in the event of a Change of Control, whether or not followed by termination of Executive's employment, all of Executive's unpaid or unvested equity grants and stock options shall be immediately vested. The expiration date of any options which would expire during the six month period following the date of the Constructive Termination will be extended to the date which is the earlier to occur of twelve months after the date of the Constructive Termination or the tenth anniversary of the date of grant.

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     4.8 In the event of a Change of Control and subject to the Executive  being terminated from employment, Executive shall receive the value of 18 months of COBRA premiums paid in a cash lump sum no later than sixty (60) days after the date of termination.

     4.9 If the Executive is a "specified employee" as such term is defined under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), on the date of his termination of employment and if the benefits to be provided under this Agreement are subject to Section 409A of the Code and are payable on account of a termination of employment, payment in respect of such benefits shall not be paid or commence until the earliest of (i) the first business day that is six months after the date of termination of employment,
(ii) Executives date of death, or (iii) such other earlier date for which such payment will not be subject to additional tax or interest imposed by Section 409A of the Code, and shall otherwise be paid as provided in this Agreement.

     4.10 Notwithstanding any of the above to the contrary, the Executive will not be entitled to any of the payments provided in this Article 4 (other than in connection with a Change of Control) if (i) the Executive materially breaches this Agreement, including the provisions of Article 5, or (ii) the Executive fails to execute and return an effective release from liability and waiver of right to sue the Company or its affiliates in a form reasonably acceptable to the Company waiving all claims the Executive may have against the Company, its affiliates, and their predecessors, successors, assigns, employees, officers and directors and such other parties and in such form as determined by the Company in its sole discretion within sixty (60) days after the date of termination of the Executive's employment (or such shorter period as may be required to be provided by law or as determined by the Company and provided in the release), and the release becoming effective.

     4.11 To the extent any amount payable under this Article 4 is deferred compensation subject to the Code, if the period during which the Executive has discretion to execute or revoke the general release of claims straddles two of your taxable years, then the Company shall make the severance payments starting in the second of such taxable years, regardless of which taxable year the Executive actually deliver the executed general release of claims to the Company. The Executive may not, directly or indirectly, designate the calendar year or timing of payments.

     Confidential Information, Competition.

     In view of the fact that the Executive's work for the Company will bring him into close contact with many confidential affairs of the Company not readily available to the public, the Executive agrees:

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               To keep  secret  and  retain  in the  strictest  confidence,  all confidential matters of the Company, including, without limitation, all information concerning oil and gas properties owned by the Company or which are under consideration by the Company, and all other confidential and proprietary information of the Company and its affiliates, and not to disclose such confidential and proprietary information to anyone outside the Company, or to ever use such confidential and proprietary information for the personal gain or benefit of the Executive except in the course of performing his duties
          hereunder   or   with   the   Company's   express   written   consent.
          Notwithstanding the above, confidential information does not include information which is known, or becomes known, to the Executive through means other than his employment with the Company.

               That all records of the Company, are and shall remain the property of the Company at all times and to furnish on demand, all books, records, letters, vouchers, maps, drawings, notes or any other information that is written, photographed, or stored in any manner containing data regarding oil and gas properties in which the Company has an interest or which are under consideration by the Company and all other Company records whether in original, duplicated, copied, transcribed, or any other form.

     If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Section 5.1 hereof, the Company shall have the following rights and remedies:

               The right to have the provisions of this Agreement specifically enforced by any court of competent jurisdiction, it being acknowledged that any such breach or threatened breach shall cause irreparable injury to the Company and that money damages shall not provide an adequate remedy to the Company;

               The right to recover from the Executive all money damages, direct, consequential, or incidental, suffered by the Company as a result of any acts constituting a breach of any of the provisions of
          Section 5.1.

     Each of the rights and remedies enumerated above shall be independent of the other and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

     All inventions made by the Executive during the employment term, which inventions apply to the Company's business, including any improvements to any invention in existence as of the date of this Agreement, will be assigned to the Company. In the event any of such inventions are of a patentable nature, Executive agrees to apply for a patent on the invention and assign any patent rights relating to the invention to the Company. The Company will bear the costs of any such patent applications.

     Executive understands that the Company's duties may involve writing or drafting various documents, for the Company. Executive hereby assigns any and all rights to such documents, to the Company, together with the right to secure copyright therefor and all extensions and renewals of copyright throughout the

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entire  world.  The Company  shall have the right to make any and all  versions, omissions, additions, changes, specifications and adaptions, in whole or in part, with respect to such documents, brochures or publications.

     Executive agrees that he will not, during the term of this Agreement and for a period of 12 months from and after the date of termination of this Agreement, directly or indirectly, (i) knowingly acquire or own in any manner any interest in any entity which competes for properties with the Company, or any of its subsidiaries or affiliates, (ii) be employed by or serve as an employee, agent, officer, or director of, or as a consultant to, any entity which competes for properties with the Company or its subsidiaries or affiliates, or (iii) acquire, directly or through an entity affiliated with the Executive, an interest in any property which is located within 50 miles of any property owned by the Company or which is under consideration by the Company, unless accepted by the Company in writing. The foregoing provisions of this
Section 5.5 shall not prevent the Executive from acquiring and owning not more than 5% of the equity securities of any entity whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market.

     Indemnification.

     The Company shall indemnify the Executive to the extent permitted by Colorado law against all costs, charges and expenses including attorneys' fees, incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company. The Company shall also enter into an indemnification agreement regarding indemnification of the Executive in the form of such agreements entered into with the Company's other executive officers.

     Notices.

     All notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid electronic transmission or mailed first class, postage prepaid, by registered or certified mail or delivered by an overnight courier service (notices sent by electronic transmission, mail or courier service shall be deemed to have been given on the date sent), as follows (or to such other address as either party shall designate by notice in writing to the other):

      If to the Company:

            Synergy Resources Corporation
            20203 Highway 60
            Platteville, CO 80651

      If to the Executive:

            Lynn A. Peterson
            1500 Wynkoop St., #600
            Denver, CO 80202

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     Code Section 409A Compliance

     This Agreement is intended to comply with Section 409A of the Code to the extent any payment hereunder constitutes nonqualified deferred compensation under Section 409A of the Code.

     The Company shall undertake to administer, interpret, and construe this letter agreement in a manner that does not result in the imposition on the Executive of any additional tax, penalty, or interest under Section 409A of the Code and to comply with Code Section 409A to the extent applicable.

     If the Company determines in good faith that any provision of this Agreement would cause the Executive to incur an additional tax, penalty, or interest under Section 409A of the Code, the Board of Directors of the Company (or its delegate) and the Executive shall use reasonable efforts to reform such provision, if possible, in a mutually agreeable fashion to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code or causing the imposition of such additional tax, penalty, or interest under Section 409A of the Code.

     The preceding provisions, however, shall not be construed as a guarantee by the Company of any particular tax effect to the Executive under this Agreement. The Company shall not be liable to the Executive for any payment made under this Agreement that is determined to result in an additional tax, penalty, or interest under Section 409A of the Code, nor for reporting in good faith any payment made under this Agreement as an amount includible in gross income under
Section 409A of the Code.

     With respect to any reimbursement of expenses, as specified under this Agreement, such reimbursement of expenses shall be subject to the following conditions: (1) the expenses eligible for reimbursement in one taxable year shall not affect the expenses eligible for reimbursement in any other taxable year; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement shall not be subject to liquidation or exchange for another benefit.

     "Termination of employment," "resignation," or words of similar import, as used in this Agreement means, for purposes of any payments under this Agreement that are payments of nonqualified deferred compensation subject to Section 409A of the Code, the Executive's "separation from service" as defined in Section 409A of the Code.

     General.

     This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Colorado. If any part of this Agreement is contrary to, prohibited by or deemed invalid under any applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any part of this Agreement is deemed to trigger inadvertent tax consequences, the Agreement shall be modified to mitigate, so far as possible, the negative tax consequences to the Company and to the Executive.

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     The article and section  headings in this  Agreement are for reference only and shall not in any way affect the interpretation of this Employment Agreement.

     This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.

     The Executive agrees to execute and comply at all times during the Employment Period with all applicable policies, rules and regulations of the Company, including, without limitation, the Company's Code of Ethics, Insider Trading Policy, and other similar polices, each as in effect from time to time during the Term.

     The Executive represents and covenants to the Company that he is not subject or a party to any employment agreement, noncompetition covenant, nondisclosure agreement, or any similar agreement or covenant that would prohibit the Executive from executing this Agreement and fully performing his duties and responsibilities hereunder, or would in any manner, directly or indirectly, limit or affect the duties and responsibilities that may now or in the future be assigned to the Executive hereunder. The Executive further represents and warrants that he is not presently subject to any legal actions, claims or administrative proceedings, including bankruptcy proceedings or IRS audits or proceedings that would affect his ability to perform his responsibilities hereunder.

     This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign this Agreement and its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets and in such event, the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or the acquisition of all or substantially all of the Company's business or assets.

     This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision in this Agreement (whether by conduct or otherwise) shall in no manner be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant of this Agreement.

     As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled by the Company; and the term "affiliate" shall mean and include any corporation or other business entity controlling, controlled by, or under common control with the Company.

     All disputes arising out of or in connection with this agreement, or in respect of any legal relationship associated with or derived from this agreement, shall be arbitrated and finally resolved in Denver, Colorado, pursuant to the commercial arbitration rules of the American Arbitration Association.

                            [Signature Page Follows]

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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                             SYNERGY RESOURCES CORP.


                             /s/ William E. Scaff, Jr.
                             ------------------------------------------------
                             William E. Scaff, Jr.  Co-Chief Executive Officer


                            EXECUTIVE


                            /s/ Lynn A. Peterson
                            ------------------------------------------------
                            Lynn A. Peterson











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